Exhibit 99.1

Sonim Technologies Reports First Quarter 2025 Financial Results

●	Introduced XP Pro Thermal 5G smartphone at Mobile World Congress international tech and telecom tradeshow in Barcelona; Received initial purchase orders ahead of second quarter launch

●	Positioned for growth in 2025 with new product launches and continued expansion in Europe

●	Set to launch five products as stocked products in the second quarter through Tier 1 carriers and global partners

San Diego – May 12, 2025 – Sonim Technologies, Inc. (Nasdaq: SONM), a leading provider of rugged mobile solutions, that include ultra-rugged and rugged phones, connected devices, and accessories for users that demand more durability in their lives, today announced its financial results for the first quarter ended March 31, 2025.

First Quarter 2025 and Recent Highlights:

●	Net revenue increased by 12% sequentially, to $16.7 million.

●	GAAP net income for the quarter was $0.5 million, compared to a net loss of $21.6 million in the fourth quarter of 2024.

●	Adjusted EBITDA* was negative $3.2 million, compared to negative $16.6 million for the fourth quarter of 2024.

●	Ended the quarter with cash and cash equivalents totaling $2.1 million, trade accounts receivable of $4.8 million, and inventory of $8.6 million.

●	Raised $6.5 million in capital through ATM sales and debt issuance, which provides cash to expand product offerings and to finance the European expansion.

●	Earned Verizon Frontline Verified status for the XP Pro 5G smartphone and the Sonim H500 5G mobile hotspot, targeting first responders.

●	XP3plus 5G rugged flip phone launched at T-Mobile and certified for T-Priority, targeting first responders.

●	Secured major next generation device upgrade agreements and/or expanded their current deployment base with leading Fortune 500 and enterprise customers, including OSF HealthCare, a leading provider in patient healthcare.

●	Launched Sonim Spot™ H100 4G LTE mobile hotspot with Telia in Finland.

●	Introduced the XP Pro Thermal 5G smartphone with an integrated thermal imaging camera at Mobile World Congress international tech and telecom tradeshow in Barcelona and have subsequently received initial purchase orders ahead of second quarter launch.

●	Set to launch two products as stocked offerings in the second quarter with Tier 1 carriers in North America.

●	Set to launch three additional products in the second quarter with leading distribution partners and Tier 1 operators.

* Non-GAAP financial measure. An explanation and reconciliation of non-GAAP financial measures are presented at the end of this press release.

“In the first quarter of 2025 we continued to expand our sales base by launching new stocked products with carriers in North America and Europe while broadening our distribution across Europe.” said Peter Liu, Chief Executive Officer of Sonim Technologies. “Our strategic investments in new products are delivering results, as more carriers and distributors are choosing to offer our products. We remain on track for additional product launches throughout the remainder of 2025.”

First Quarter 2025 Financial Results

Revenue for the first quarter of 2025 was $16.7 million, an increase from $15.0 million in the fourth quarter of 2024. Revenue included $5.3 million related to the expiration of customer allowance agreements.

Gross profit for the first quarter of 2025 was $8.4 million, or 50% of revenues, compared to fourth quarter 2024 gross profit of negative $0.2 million, or a negative 1% of revenues. Gross profit margins reflected a $3.3 million loss on impairment of contract fulfillment assets in 2024 and $5.3 million in revenue related to the expiration of customer allowance agreements in 2025.

Operating expenses decreased from $21.9 million in the fourth quarter of 2024 to $7.7 million in the first quarter of 2025 primarily because R&D costs decreased by $10.9 million due to a substantial portion of development costs for new products being completed in 2024. Sales & Marketing and G&A expenses were also lower in the first quarter of 2025.

Net income in the first quarter of 2025 was $0.5 million, an improvement from a net loss of $21.6 million in the fourth quarter of 2024, which included impairment charges of $3.3 million. Adjusted EBITDA in the first quarter of 2025 was negative $3.2 million, compared to negative $16.6 million in the fourth quarter of 2024.

Balance Sheet and Working Capital

Ended the first quarter of 2025 with $2.1 million in cash, $4.8 million in trade accounts receivable, and $8.6 million in inventory.

Subsequent to quarter end, the Company received net proceeds of $4.5 million related to sales of common stock through its ATM program.

About Sonim Technologies

Sonim Technologies is a leading U.S. provider of rugged mobile solutions, including phones, wireless internet data devices, accessories and software designed to provide extra protection for users that demand more durability in their work and everyday lives. Trusted by first responders, government, and Fortune 500 customers since 1999, we currently sell our ruggedized mobility solutions through tier one wireless carriers and distributors in North America, EMEA, and Australia/New Zealand. Sonim devices and accessories connect users with voice, data, workflow and lifestyle applications that enhance the user experience while providing an extra level of protection. For more information, visit www.sonimtech.com.

Important Cautions Regarding Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. These statements relate to, among other things, the scheduled release of new products. These forward-looking statements are based on Sonim’s current expectations, estimates and projections about its business and industry, management’s beliefs and certain assumptions made by Sonim, all of which are subject to change. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “achieve,” “aim,” “ambitions,” “anticipate,” “believe,” “committed,” “continue,” “could,” “designed,” “estimate,” “expect,” “forecast,” “future,” “goals,” “grow,” “guidance,” “intend,” “likely,” “may,” “milestone,” “objective,” “on track,” “opportunity,” “outlook,” “pending,” “plan,” “position,” “possible,” “potential,” “predict,” “progress,” “promises,” “roadmap,” “seek,” “should,” “strive,” “targets,” “to be,” “upcoming,” “will,” “would,” and variations of such words and similar expressions or the negative of those terms or expressions. Such statements involve risks and uncertainties, which could cause actual results to vary materially from those expressed in or indicated by the forward-looking statements. Factors that may cause actual results to differ materially include, but are not limited to, the following: the availability of cash on hand; potential material delays in realizing projected timelines; the current interest and potential attempt of hostile takeover from a third party may divert the management attention from Sonim’s business and may require significant expenses; Sonim’s material dependence on its relationship with a small number of customers who account for a significant portion of Sonim’s revenue; Sonim’s entry into the data device sector could divert our management team’s attention from existing products; risks related to Sonim’s ability to comply with the continued listing standards of the Nasdaq Stock Market and the potential delisting of Sonim’s common stock; Sonim’s ability to continue to develop solutions to address user needs effectively, including its next-generation products; the U.S. trade policy, including the imposition of tariffs; Sonim’s reliance on third-party contract manufacturers and partners; Sonim’s ability to stay ahead of the competition; Sonim’s ongoing transformation of its business; the variation of Sonim’s quarterly results; the lengthy customization and certification processes for Sonim’s wireless carries customers; various economic, political, environmental, social, and market events beyond Sonim’s control, as well as the other risk factors described under “Risk Factors” included in Sonim’s most recent Annual Report on Form 10-K and any subsequent quarterly filings on Form 10-Q filed with the Securities and Exchange Commission (available at www.sec.gov). Sonim cautions you not to place undue reliance on forward-looking statements, which speak only as of the date hereof. Sonim assumes no obligation to update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release, except as required by law.

Media Contact

Anette Gaven

Sonim Technologies

M: 619-993-3058

pr@sonimtech.com

SONIM TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS EXCEPT SHARE AND PER SHARE AMOUNTS)

	March 31, 2025	December 31, 2024
	(Unaudited)
Assets
Cash and cash equivalents	$2,115	$5,343
Accounts receivable, net	4,849	4,339
Non-trade receivable	6,452	7,119
Related party receivable	181	181
Inventory	8,620	10,621
Prepaid expenses and other current assets	4,718	4,562
Total current assets	26,935	32,165
Property and equipment, net	188	227
Contract fulfillment assets	8,014	6,399
Other assets	821	948
Total assets	$35,958	$39,739
Liabilities and stockholders’ equity (deficit)
Accounts payable	$17,294	$22,848
Accrued liabilities	15,118	20,892
Promissory note, net, current portion	2,265	—
Total current liabilities	34,677	43,740
Promissory note, net	566	—
Income tax payable	1,794	1,699
Total liabilities	37,037	45,439
Commitments and contingencies
Stockholders’ equity (deficit)
Common stock, $0.001 par value per share; 100,000,000 shares authorized; and 6,333,657 and 4,983,868 shares issued and outstanding at March 31, 2025, and December 31, 2024, respectively	6	5
Preferred stock, $0.001 par value per share, 5,000,000 shares authorized: and no shares issued and outstanding at March 31, 2025, and December 31, 2024, respectively	—	—
Additional paid-in capital	282,065	277,903
Accumulated deficit	(283,150)	(283,608)
Total stockholders’ equity (deficit)	(1,079)	(5,700)
Total liabilities and stockholders’ equity (deficit)	$35,958	$39,739

SONIM TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS EXCEPT SHARE AND PER SHARE AMOUNTS)

(UNAUDITED)

	Three Months Ended
	March 31,
	2025	2024
Net revenues	$16,721	$9,118
Related party net revenues	—	7,658
Total net revenues	16,721	16,776
Cost of revenues	8,365	13,874
Gross profit	8,356	2,902
Operating expenses
Research and development	1,633	456
Sales and marketing	3,239	2,492
General and administrative	2,839	2,643
Total operating expenses	7,711	5,591
Income (loss) from operations	645	(2,689)
Interest expense, net	(91)	—
Other income (expense), net	36	(92)
Income (loss) before income taxes	590	(2,781)
Income tax expense	(132)	(125)
Net income (loss)	$458	$(2,906)
Net income (loss) per share:
Basic(*)	$0.08	$(0.65)
Diluted(*)	$0.08	$(0.65)
Weighted-average shares used in computing net income (loss) per share:
Basic(*)	5,839,764	4,438,131
Diluted(*)	5,868,429	4,438,131

*	Adjusted retroactively to reflect the 1-for-10 reverse stock split that became effective on July 17, 2024.

Non-GAAP Financial Measures

In addition to our financial results determined in accordance with U.S. GAAP, we believe the following non-GAAP and operational measures are useful in evaluating our performance-related metrics and present them as a supplemental measure of our performance.

Adjusted EBITDA

We define Adjusted EBITDA as net loss adjusted to exclude the impact of stock-based compensation expense, depreciation and amortization, interest expense, income taxes, adjustments due to the expiration of customer allowance agreements, impairment of contract fulfillment assets, and restructuring charges. Adjusted EBITDA is a useful financial metric in assessing our operating performance from period to period by excluding certain items that we believe are not representative of our core business, such as certain material non-cash items and other adjustments, such as stock-based compensation.

We believe that Adjusted EBITDA, viewed in addition to, and not in lieu of, our reported GAAP results, provides useful information to investors regarding our performance and overall results of operations for various reasons, including: restructuring charges and one-time non-cash asset impairment costs as they do not reflect normal operations; non-cash equity grants made to employees at a certain price do not necessarily reflect the performance of our business at such time, and as such, stock-based compensation expense is not a key measure of our operating performance; and non-cash depreciation and amortization are not considered a key measure of our operating performance. We use Adjusted EBITDA: as a measure of operating performance; for planning purposes, including the preparation of budgets and forecasts; to allocate resources to enhance the financial performance of our business; to evaluate the effectiveness of our business strategies; in communications with our board of directors concerning our financial performance; and as a consideration in determining compensation for certain key employees.

Adjusted EBITDA has limitations as an analytical tool, and should not be considered in isolation, or as a substitute for analysis of our results as reported under GAAP. Some of these limitations include: it does not reflect all cash expenditures, future requirements for capital expenditures or contractual commitments; it does not reflect changes in, or cash requirements for, working capital needs; it does not reflect interest expense on our debt or the cash requirements necessary to service interest or principal payments; and other companies in our industry may define and/or calculate this metric differently than we do, limiting its usefulness as a comparative measure.

Set forth below is a reconciliation from net loss to Adjusted EBITDA for the respective periods (in thousands):

	Three Months Ended
	March 31, 2025	December 31, 2024
Net income (loss)	$458	$(21,614)
Depreciation and amortization	1,055	914
Stock-based compensation	290	356
Release of customer allowance liabilities	(5,271)	—
Restructuring charges	—	514
Impairment of contract fulfillment assets	—	3,267
Interest expense	91	12
Income taxes	132	(53)
Adjusted EBITDA	$(3,245)	$(16,604)